Exhibit 99.4

Aurinia Pharmaceuticals Inc.
Condensed Consolidated Balance Sheets
(In thousands of United States dollars)
(Unaudited)

ASSETS	September 30, 2020	December 31, 2019
Current assets
Cash and cash equivalents	$248,758	$306,019
Short term investments	143,268	—
Accrued interest and other receivables	1,129	368
Inventories	471	—
Prepaid expenses and deposits	11,714	8,750
Total current assets	405,340	315,137

Non-current assets
Long term investments	28,780	—
Other non-current assets	209	209
Property and equipment, net	4,128	93
Acquired intellectual property and other intangible assets, net	9,026	8,862
Right of use asset	5,576	—
Total assets	$453,059	$324,301

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	20,189	11,177
Other current liabilities (of which $4,000 due to related party in 2020)	4,118	118
Total current liabilities	24,307	11,295

Non Current liabilities
Other non-current liabilities (of which $2,000 and $6,000 due to related party in 2020 and 2019, respectively)	2,118	6,206
Royalty obligation	8,900	8,200
Operating lease liability	8,298	—
Total liabilities	43,623	25,701

SHAREHOLDERS' EQUITY
Common shares - no par value, unlimited shares authorized, 126,450 and 111,798 issued and outstanding as at September 30, 2020 and December 31, 2019, respectively	942,475	746,487
Additional paid in capital	34,848	25,394
Accumulated other comprehensive loss	(805)	(805)
Accumulated deficit	(567,082)	(472,476)
Total shareholder’s equity	409,436	298,600
Total liabilities and shareholders’ equity	$453,059	$324,301
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Exhibit 99.4
Aurinia Pharmaceuticals Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands of United States dollars, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$29	$230	$88	$289
Operating expenses:
Research and development	12,243	17,791	37,154	39,574
General and administrative	30,702	6,108	57,204	15,044
Amortization of intangible assets	316	286	902	854
Other (income) expense, net	(917)	113	1,066	918
Total operating expenses	42,344	24,298	96,326	56,390
Loss from operations	(42,315)	(24,068)	(96,238)	(56,101)
Interest income	(170)	(637)	(1,381)	(2,236)
Net loss before income taxes	(42,145)	(23,431)	(94,857)	(53,865)
Income tax benefit (expense)	15	(23)	251	(59)
Net loss and comprehensive loss	$(42,130)	$(23,454)	$(94,606)	$(53,924)

Basic and diluted income loss per share	$(0.34)	$(0.25)	$(0.82)	$(0.59)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Exhibit 99.4
Aurinia Pharmaceuticals Inc.
Condensed Consolidated Statements of Shareholder’s Equity
(In thousands of United States dollars)
(Unaudited)

	Common Shares (in thousands)		Additional paid in capital $	Accumulated Other Comprehensive (Loss) Income $	Accumulated Deficit $	Total Stockholders Deficit $
	Shares	Amount $
Balance at July 1, 2020	112,705	$752,357	$31,098	$(805)	$(524,952)	$257,698
Issue of common shares	13,333	200,000	—	—	—	200,000
Share issue costs	—	(12,268)	—	—	—	(12,268)
Shares issued on exercise of stock options	412	2,386	(861)	—	—	1,525
Share-based compensation	—	—	4,611	—	—	4,611
Net loss and comprehensive loss for the period	—	—	—	—	(42,130)	(42,130)
Balance at September 30, 2020	126,450	$942,475	$34,848	$(805)	$(567,082)	$409,436

Balance at January 1, 2020	111,798	746,487	25,394	(805)	(472,476)	298,600
Issue of common shares	13,333	200,000	—	—	—	200,000
Share issue costs	—	(12,268)	—	—	—	(12,268)
Shares issued on exercise of stock options	1,318	8,254	(2,854)	—	—	5,400
Exercise of warrants	1	2	(1)	—	—	1
Share-based compensation	—	—	12,309	—	—	12,309
Net loss and comprehensive loss for the period	—	—	—	—	(94,606)	(94,606)
Balance at September 30, 2020	126,450	$942,475	$34,848	$(805)	$(567,082)	$409,436

Balance at July 1, 2019	91,793	525,554	30,760	(805)	(414,563)	140,946
Issue of common shares	2,345	15,010	—	—	—	15,010
Share issue costs	—	(730)	—	—	—	(730)
Shares issued on exercise of stock options	147	969	(361)	—	—	608
Shared-based compensation	—	—	2,022	—	—	2,022
Net loss and comprehensive loss for the period	—	—	—	—	(23,452)	(23,452)
Balance at September 30, 2019	94,285	$540,803	$32,421	$(805)	$(438,015)	$134,404

Balance at January 1, 2019	85,500	488,744	31,869	(805)	(384,091)	135,717
Issue of common shares	6,954	45,010	—	—	—	45,010
Share issue costs	—	(1,900)	—	—	—	(1,900)
Exercise of warrants	1,151	5,049	(3,557)	—	—	1,492
Shares issued on exercise of stock options	680	3,900	(1,477)	—	—	2,423
Shared-based compensation	—	—	5,586	—	—	5,586
Net loss and comprehensive loss for the period	—	—	—	—	(53,924)	(53,924)
Balance at September 30, 2019	94,285	$540,803	$32,421	$(805)	$(438,015)	$134,404

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Exhibit 99.4
Aurinia Pharmaceuticals Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands of United States dollars)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(94,606)	$(53,924)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property and equipment	59	23
Amortization of intangible assets	902	853
Royalty obligation expense	700	—
Other, net	36	16
Share-based compensation	12,309	5,586
Changes in operating assets and liabilities:
Accrued interest and other receivables	(761)	(253)
Inventories	(471)	—
Prepaid expenses and deposits	(2,964)	3,295
Right of use assets	(5,576)	(345)
Accounts payable and accrued liabilities	9,012	6,107
Lease liabilities	8,298	378
Net cash used in operating activities	(73,062)	(38,264)
Cash flows from investing activities:
Purchase of investments	(202,951)	—
Proceeds on maturity of investments	30,779	7,884
Purchase of long-lived assets	(4,095)	(57)
Purchase of cloud based arrangements	(982)	—
Capitalized patent costs	(83)	(16)
Net cash (used in) provided by investing activities	(177,332)	7,811
Cash flows from financing activities:
Net proceeds from issuance of common shares	187,732	43,110
Proceeds from exercise of stock options	5,400	2,423
Proceeds from exercise of warrants	1	1,492
Net cash provided by financing activities	193,133	47,025
Net (decrease) increase in cash and cash equivalents	(57,261)	16,572
Cash and cash equivalents, beginning of period	306,019	117,967
Cash and cash equivalents, end of period	$248,758	$134,539

Supplemental cash flow information
Non-cash investing and financing activities
Cash received for interest	$891	$811
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Aurinia Pharmaceuticals Inc.
Notes to the Condensed Consolidated Financial Statements
(In thousands of United States dollars)
(Unaudited)

1.NATURE OF OPERATIONS
Aurinia Pharmaceuticals Inc. (Aurinia) or the Company is a commercial-stage biopharmaceutical company focused on developing and commercializing therapies to treat targeted patient populations that are suffering from serious diseases with a high unmet medical need.
Aurinia's head office is located at #1203-4464 Markham Street, Victoria, British Columbia, Canada and its registered office is located at #201, 17873-106 A Avenue, Edmonton, Alberta. Aurinia also has a U.S. Commercial office located at 77 Upper Rock Circle, Rockville, Maryland.
Aurinia is incorporated pursuant to the Business Corporations Act (Alberta). The Company’s common shares are currently listed and traded on the Nasdaq Global Market (Nasdaq) under the symbol AUPH and on the Toronto Stock Exchange (TSX) under the symbol AUP.
Coronavirus pandemic (“COVID-19”)
In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (COVID-19) virus a global pandemic. This outbreak is causing major disruptions to businesses and markets worldwide as the virus continues to spread. A number of countries as well as certain states and cities within the United States and Canada have enacted temporary closures of businesses, issued quarantine or shelter-in-place orders and taken other restrictive measures in response to COVID-19.
The interim condensed consolidated financial statements reflect all adjustments of a normal, recurring nature that are, in the opinion of management, necessary for a fair presentation of results for these interim periods. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s estimates related to the lease liability (note 8), royalty obligation (note 10), ILJIN agreement (note 13) or results of operations will depend on future developments that are uncertain at this time. As events continue to evolve and additional information becomes available, the Company’s estimates may change materially in future periods.
2.BASIS OF PRESENTATION
The accompanying unaudited Condensed Consolidated Financial Statements for the nine months ended September 30, 2020 have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP) for interim financial information. Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards (IFRS) as permitted by securities regulators in Canada, as well as in the United States for as long as the Company qualified as a Foreign Private Issuer as defined by the United States Securities and Exchange Commission (SEC). At the end of the second quarter of 2020, the Company determined that it no longer qualified as a Foreign Private Issuer under the SEC rules. As a result, beginning January 1, 2021 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to US GAAP was made retrospectively for all periods from the Company’s inception.
In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2020, and its results of operations for the three and nine months ended September 30, 2020 and 2019, and cash flows for the nine months ended September 30, 2020 and 2019. The condensed balance sheet at December 31, 2019, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.
These interim consolidated financial statements do not include all information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments of a normal recurring nature considered necessary for fair presentation have been included. For further information, refer to the Consolidated Financial Statements and notes thereto included in our annual report on Form 10-K for the fiscal year ended December 31, 2020.

Aurinia Pharmaceuticals Inc.
Notes to the Condensed Consolidated Financial Statements
(In thousands of United States dollars)
(Unaudited)
These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Aurinia Pharma U.S., Inc. (Delaware incorporated) and Aurinia Pharma Limited (UK incorporated). All material intercompany balances and transactions have been eliminated during consolidation.
The success of the Company depends on its ability to develop its technologies to the point of U.S. Food and Drug Administration (FDA) approval and subsequent revenue generation and, the Company must raise enough capital to finance these efforts. Based on management’s cash flow projections, the Company believes that its cash and cash equivalents and marketable securities are sufficient to fund the Company’s planned operations for at least the next 12 months. However, in the future, the Company may need to raise additional capital to finance the continued operating and capital requirements of the Company. There can be no assurances that the Company will be able to secure such additional financing, or if available, that it will be sufficient to meet its needs. If the Company cannot obtain adequate working capital, it may need to reevaluate its planned business operations.
3.SIGNIFICANT ACCOUNTING POLICIES
These interim unaudited condensed consolidated financial statements follow the same accounting policies and methods of the application as the December 31, 2020 annual audited consolidated financial statements filed on Form 10-K with the U.S. Securities and Exchange Commission (SEC).
4.NEW ACCOUNTING PRONOUNCEMENTS ADOPTED
On January 1, 2019, the Company adopted ASC 842 using the modified retrospective transition approach as of the period of adoption. The Company’s financial statements prior to January 1, 2019 were not modified for the application of the new lease standard. Upon adoption of ASC 842, the Company elected the “package of practical expedients,” which allowed the Company to not reassess (a) whether expired or existing contracts as of January 1, 2019 are or contain leases, (b) the lease classification for any expired or existing leases as of January 1, 2019, and (c) the treatment of initial direct costs relating to any existing leases as of January 1, 2019. The package of practical expedients was made as a single election and was consistently applied to all leases that commenced before January 1, 2019. As part of the transition, the Company completed a comprehensive review of its lease portfolio, including significant leases by geography and by asset type that were impacted by the new guidance, and enhanced its controls around leasing. Furthermore, management reviewed all of the Company’s non-facility contracts to determine whether any agreements will impact the Company’s consolidated financial statements. The adoption of ASC 842 did not result in a material change to the statement of financial position, as majority of the Company’s leases as of January 1, 2019 had a term of less than 12 months, with the exception of the Victoria office lease that did not result in a material adjustment to the statement of financial position.
In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-12). The FASB subsequently issued amendments to ASU 2016-13, which has an effective date for year ends beginning after December 15, 2019, and ASU 2016-12, which has an effective date for year ends beginning after December 15, 2020. These standards require that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used, and establishes additional disclosures related to credit risks. For available-for-sale debt securities with unrealized losses, these standards now require allowances to be recorded instead of reducing the amortized cost of the investment. These standards limit the amount of credit losses to be recognized for available-for-sale debt securities to the amount by which carrying value exceeds fair value and requires the reversal of previously recognized credit losses if fair value increases. The adoption of these standards as of January 1, 2020 did not have a material impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirement for Fair Value Measurement. The Topic 820 requires to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issued of Level 3 assets and liabilities. For investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when the restrictions from redemptions might lapse only if the investee has communicated the timing to the entity or announced the timing publicly. The new standard also amends that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date. The new standard is effective

Aurinia Pharmaceuticals Inc.
Notes to the Condensed Consolidated Financial Statements
(In thousands of United States dollars)
(Unaudited)
for fiscal years beginning after December 15, 2019. The standard should be applied retrospectively to the date of initial application of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The Company elected to adopt the amendment as of January 1, 2020, which did not have a material impact on the consolidated financial statements.
In August 2018, the FASB issued ASU No. 2018-15 (ASU 2018-15) “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40)-Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract,” which aligns the accounting for implementation costs incurred in a hosting arrangement that is a service contract with the accounting for implementation costs incurred to develop or obtain internal-use software under ASC 350-40, in order to determine which costs to capitalize and recognize as an asset and which costs to expense. ASU 2018-15 is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2019, and can be applied either prospectively to implementation costs incurred after the date of adoption or retrospectively to all arrangements. The Company adopted ASU 2018-15 effective January 1, 2020 and applied the standard prospectively to implementation costs incurred in its cloud computing arrangements, resulting in capitalized costs of $982,000 for the nine months ended September 30, 2020.
In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangement (Topic 808): Clarifying the Integration between Topic 808 and Topic 606. The new standard clarifies that certain transactions between collaborative arrangement participants should be accounted for as revenue under Topic 606 when the collaborative arrangement participant is customer in the context of a unit of account. Further, to add a unit-of-account guidance in Topic 808 to align with the guidance in Topic 606 when an entity is assessing whether the collaborative arrangement or part of the arrangement is within the scope of Topic 606. The new standard requires that in transactions with a collaborative arrangement participant that is not directly related to sales to third parties, presenting under Topic 606 is precluded if the collaborative arrangement participant is not a customer. The new standard is effective for fiscal years beginning after December 15, 2019. The standard should be applied retrospectively to the date of initial application of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The Company elected to adopt the amendment as of January 1, 2020, which did not have a material impact on the consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which clarifies and simplifies certain aspects of the accounting for income taxes. The standard is effective for years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2020. The Company is evaluating this standard and does not anticipate adoption will have a material impact on the Company’s consolidated financial statements.

Aurinia Pharmaceuticals Inc.
Notes to the Condensed Consolidated Financial Statements
(In thousands of United States dollars)
(Unaudited)
5. INVESTMENTS
At September 30, 2020 we had $143.3 million and $28.8 million of short and long term investments, respectively, mainly of commercial paper and bonds as summarized below. We had no investments as of December 31, 2019. These instruments are carried at fair market value which is approximately equal to amortized cost.

	September 30, 2020	December 31, 2019
Cashable GIC	$2,000	$—
Corporate Bond	37,968	—
Commercial Paper	80,206	—
Treasury Bill	15,994	—
Treasury Bond	5,070	—
Yankee Bond	2,030	—
Total short term investments	$143,268	$—

Corporate Bond - total long term investments	28,780	—
	$172,048	$—

6.ACCRUED INTEREST AND OTHER RECEIVABLES

	September 30, 2020	December 31, 2019
Other receivables	$52	$163
Accrued interest receivables	582	205
Income taxes recoverable	495	—
	$1,129	$368

7.INVENTORIES

The carrying value of inventories at September 30, 2020 was $471,000. Inventories are included in the financial statements at the lower of cost (including raw materials, direct labor, other direct costs and related production overheads) and net realizable value. Cost is determined on a first in, first out basis.
8.LEASES
All of the Company's existing leases as of September 30, 2020 are classified as operating leases. For the three and nine months ended September 30, 2020 the Company incurred $271,000 and $674,000 rent expenses, respectively. This is compared to $78,000 and $216,000 of rent expense for the three and nine months ended September 30, 2019. Rent expense includes short term leases and variable lease costs that are not included in the lease obligation.
Short term leases are leases having a term of twelve months or less. The Company recognizes the short term leases on a straight-line basis and does not record a related lease asset or liability for such leases. Our head office location in Victoria, British Columbia has a sublease agreement which will terminate effective December 31, 2020. The estimated base rent plus operating costs on a monthly basis for the period from June 1, 2020 to December 31, 2020 is approximately $22,000 per

Aurinia Pharmaceuticals Inc.
Notes to the Condensed Consolidated Financial Statements
(In thousands of United States dollars)
(Unaudited)
month. Subsequent to the period ended September 30, 2020 we entered into an agreement to lease premises at #201, 17873 - 106A Avenue, Edmonton, Alberta, consisting of 2,248 square feet of office space, for a term commencing October 1, 2020 to September 30, 2021 at a cost of approximately $2,100 per month.
During March 2020, the Company entered into a commercial office lease for its US commercial center of operations in Rockville, Maryland (MD lease). The Company recognized a $5,804,000 right-of-use asset (ROU asset) and a $5,804,000 lease liability related to the lease. When measuring the lease liability, the Company discounted lease payments using its incremental borrowing rate at March 12, 2020. The incremental borrowing rate applied to the lease liability on March 12, 2020 was 5.2%.
As of September 30, 2020, the Company received reimbursement for tenant leasehold improvements by the landlord in the amount of $2,265,000 for MD lease. The Company recorded these leasehold improvement incentives as additions to the lease liability and construction in process.
As of September 30, 2020, we had operating lease right of use asset of $5,576,000 and lease liability of $8,298,000 on the balance sheet.
The following table represents the weighted-average remaining lease term and discount rate as of September 30, 2020.

	As of September 30, 2020
Lease term and discount rate	Weighted Average Remaining Lease Term (years)	Weighted Average Discount Rate
Operating leases	10.92	5.22%
Lease Obligations

The Company’s approximate lease obligations for the next five years are as follows:

Contractual cash flow
2020	$—
2021	287
2022	968
2023	1,061
2024	1,085
Thereafter	7,882
Total future minimum lease payments	11,283

Carrying value (liability)	$8,298

9.ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	September 30, 2020	December 31, 2019
Trade payables	$2,212	$4,153
Other accrued liabilities	11,464	3,281
Employee accruals	6,513	3,743
Total accrued liabilities	$20,189	$11,177

Aurinia Pharmaceuticals Inc.
Notes to the Condensed Consolidated Financial Statements
(In thousands of United States dollars)
(Unaudited)
10.ROYALTY OBLIGATION
The royalty obligations are the result of a resolution of the board of directors of the Company dated March 8, 2012 whereby certain executive officers at that time were provided with future potential employee benefit obligations for remaining with the Company contingent on the occurrence of uncertain future events. The obligation was recorded once the specified events were deemed probable to occur.
As a result of the completion of the Phase 3 AURORA trial, and the results obtained from the trial in the fourth quarter of 2019, the Company re-assessed the probability of royalty obligation payments being required in the future, and has recorded the royalty obligation at December 31, 2019. Until one of the triggering events occur, no royalty payments are required to be paid. Any royalties on sales or licensing are not expected in the next twelve months and therefore the royalty obligation has been classified as long term. The balance of the royalty obligation as at September 30, 2020 was estimated to be $8,900,000 (December 31, 2019 - $8,200,000).
During the three months ended September 30, 2020 the Company re-assessed the royalty obligation and increased the discount rate to 11% as of September 30, 2020 compared to 10.5% at June 30, 2020. The change in discount rate resulted in a decrease of $100,000 in the royalty obligation. For the nine month period ended September 30, 2020 there was an increase of $700,000 in the royalty obligation which was primarily attributable to the passage of time, on revaluation, combined with the decrease of discount rate from 12% at December 31, 2019 to 11% at September 30, 2020. There were no similar adjustments for the three and nine month periods ended September 30, 2019.

11.SHARE-BASED COMPENSATION
The Company’s net loss for the three and nine months ended September 30, 2020 included $4,611,000 and 12,309,000 (2019 - $2,022,000 and $5,586,000) of non-cash compensation expense related to the Company’s share-based compensation awards. The compensation expense related to the Company’s share-based compensation arrangements is recorded as components of general and administrative expense and research and development expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Research and development	$814	$596	$3,110	$2,207
General and administrative	3,750	1,426	9,152	3,379
Pre-launch Inventory	47	—	47	—
Share-based compensation expense	$4,611	$2,022	$12,309	$5,586
Compensation expense related to stock options is recognized over the requisite service period, which is generally the option vesting term of three years. There were no stock option awards with performances conditions for the nine months ended September 30, 2020

Aurinia Pharmaceuticals Inc.
Notes to the Condensed Consolidated Financial Statements
(In thousands of United States dollars)
(Unaudited)
The Company used the Black-Scholes option pricing model to estimate the fair value of the options granted in 2020 and 2019. Option valuation models, including Black-Scholes-Merton, require the input of highly subjective assumptions, and changes in the assumptions used can materially affect the grant date fair value of an award. These assumptions include the risk-free interest rate, expected dividend yield, expected volatility, and the expected life of the award.
A summary of changes in options under the Company's stock option plans during the nine month period ended at September 30, 2020 is as follows:

	As of September 30, 2020
	Number of shares	Weighted average exercise price in $
Outstanding – Beginning of period	7,822	5.41
Granted pursuant to Stock Option Plan	4,615	17.00
Exercised	(1,318)	4.34
Forfeited	(206)	11.45
Granted pursuant to Section 613(c) of TSX manual	530	14.83
Outstanding – End of period	11,443	10.53
Vested and expected to vest-End of period	2,457	7.73
Options exercisable – End of period	4,550	6.46
The maximum number of Common Shares issuable under the Stock Option Plan is equal to 12.5% of the issued and outstanding Common Shares at the time the Common Shares are reserved for issuance. At September 30, 2020 there were 126,450,000 Common Shares of the Company issued and outstanding, resulting in a maximum of 15,806,000 options available for issuance under the Stock Option Plan.
The following weighted average assumptions were used to estimate the fair value of the options granted during the nine month period ended September 30, 2020:

	September 30, 2020	September 30, 2019
Annualized volatility	43%	52%
Risk-free interest rate	0.70%	1.61%
Expected life of options in years	3.0 years	4.0 years
Estimated forfeiture rate	12.4%	15.7%
Dividend rate	0.0%	0.0%
Exercise price	$16.78	$6.16
Market price on date of grant	$16.78	$6.16
Fair value per common share option	$5.05	$2.57
Cash received from option exercises under all share-based payment arrangements for the nine month periods ended September 30, 2020 and 2019 was $5,400,000 and $2,423,000, respectively.

Aurinia Pharmaceuticals Inc.
Notes to the Condensed Consolidated Financial Statements
(In thousands of United States dollars)
(Unaudited)
12.INCOME TAXES
The effective tax rates for the three and nine months ended September 30, 2020 and September 30, 2019 differed from the federal statutory rate applied to losses before income taxes primarily as a result of the mix of income, losses and valuation allowances.
The Company's net income tax recovery or (expense) for the three and nine months ended September 30, 2020 and 2019 were $15,000, $251,000, $(23,000), and $(59,000), respectively. The expense recognized for the three and nine months ended September 30, 2019 was a result of taxable income in certain jurisdictions. This tax expense is not offset by a tax benefit as the Company has taxable losses fully offset by a valuation allowance in Canada. The tax benefit recognized for the three and nine months ended September 30, 2020 was a result of a discrete tax benefit recorded in the US pursuant to certain tax provisions provided under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) enacted in the United States on March 27, 2020. The CARES Act permits the Company to carry back net operating losses to offset taxable income generated in the five preceding years, some of which were taxed at a federal income tax rate higher than the current enacted rate.
13.RELATED PARTIES
During the three month period ended March 31, 2020, Stephen P. Robertson was a partner at Borden Ladner Gervais (BLG) during which time he acted as the Company's corporate secretary. The Company incurred legal fees in the normal course of business to BLG of $97,000 and $266,000 respectively for the three and nine months ended September 30, 2020 compared to $126,000 and $459,000 for the same period in 2019. During the nine month period ended September 30, 2020, we had no ongoing contractual or other commitments as a result of engaging Mr. Robertson to act as our corporate secretary. On November 2, 2020 we announced the appointment of Stephen Robertson as our Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer.
The outstanding amount payable to ILJIN, an affiliated shareholder, is the result of a settlement completed on September 20, 2013 between ILJIN and the Company. Per the terms of the settlement agreement, payments of up to $10,000,000 may be payable and are based on the achievement of pre-defined clinical milestones related to voclosporin and marketing milestones related to DES. During 2019, Aurinia paid ILJIN $100,000, upon the achievement of a specific milestone. Previously, in 2017 the Company paid ILJIN $2,150,000 upon the achievement of two specific milestones. These payments reduced the original $10,000,000 contingent consideration to $7,750,000. A liability was recorded in the amount of $6,000,000 on December 31, 2019 related to these milestones as it was determined that achievement of regulatory approval and sales milestones were probable. The remaining milestones of $1,750,000 are related to the discontinued DES program and are not considered probable of achieving.
The amount payable to ILJIN was $6,000,000 recorded in other liabilities for the period ended September 30, 2020 and year ended December 31, 2019.
14. NET LOSS PER COMMON SHARE
Basic and diluted net loss per Common Share is computed by dividing net loss by the weighted average number of Common Shares outstanding for the year. In determining diluted net loss per Common Share, the weighted average number of Common Shares outstanding is adjusted for stock options and warrants eligible for exercise where the average market price of Common Shares for the nine month period ended September 30, 2020 exceeds the exercise price. Common Shares that could potentially dilute basic net loss per Common Share in the future that could be issued from the exercise of stock options and warrants were not included in the computation of the diluted loss per Common Share for the three month period ended September 30, 2020 because to do so would be anti-dilutive.
The numerator and denominator used in the calculation of historical basic and diluted net loss amounts per Common Share are as follows:

Aurinia Pharmaceuticals Inc.
Notes to the Condensed Consolidated Financial Statements
(In thousands of United States dollars)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Net loss for the period	$(42,130)	$(23,454)	$(94,606)	$(53,924)

Weighted average number of common shares outstanding	122,357	92,169	115,738	91,368

Net loss per common share	$(0.34)	$(0.25)	$(0.82)	$(0.59)
The outstanding number and type of securities that would potentially dilute basic loss per common share in the future and which were not included in the computation of diluted loss per share, because to do so would have reduced the loss per common share (anti-dilutive) for the years presented, are as follows:

	September 30, 2020	September 30, 2019
Stock options	11,443	10,346
Warrants	1,690	3,523
	13,133	13,869
15. SEGMENT DISCLOSURES
The Company’s operations comprise a single reporting segment engaged in the research, development and commercialization of therapeutic drugs. As the operations comprise a single reporting segment, amounts disclosed in the consolidated financial statements represent those of the single reporting unit.